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                                                                     EXHIBIT 4.2

                          REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of June 29, 2001, by and between Diebold, Incorporated, an Ohio corporation (or its designees, successors or assigns, "Stockholder"), and Global Election Systems Inc., a corporation organized under the laws of the Province of British Colombia, Canada (the "Company").

                                    RECITALS

     The parties hereto have entered into a Bridge Loan Agreement which contemplates, among other things, the execution and delivery of this Agreement by the parties hereto.

     Now, therefore, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

     1. Definitions. For purposes of this Agreement, the following terms have the following meanings when used herein with initial capital letters:

     (a) Advice: As defined in Section 4 hereof.

     (b) Common Stock: The common stock, with no par value per share, of the Company.

     (c) Loan Agreement: The Bridge Loan Agreement, dated as of June 29, 2001, by and among the Company, Global Elections Systems, Inc., a Delaware corporation, Stockholder and other indirect or direct subsidiaries of the Company.

     (d) Losses: As defined in Section 6 hereof.

     (e) Prospectus: The prospectus included in the Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

     (f) Registrable Securities: All shares of Common Stock acquired by Stockholder or any of its Affiliates or any of their respective successors or assigns (including all shares of Common Stock issued upon exercise of the Warrant (as defined in the Loan Agreement) or upon conversion of the Loan (as defined in the Loan Agreement) and any shares of Common Stock that may be received by any such

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Person (x) as a result of a stock dividend or stock split of the Common Stock or
(y) on account of the Common Stock in a recapitalization or other transaction involving the Company) upon the respective original issuance thereof, and at all times subsequent thereto, and all other shares of Common Stock that are beneficially owned by any such Person, until, in the case of any such security,
(i) it is effectively registered under the Securities Act and disposed of in accordance with the Registration Statement, (ii) it is saleable by the holder thereof pursuant to Rule 144(k) without any volume limitation applicable thereto, or (iii) it is distributed to the public pursuant to Rule 144.

     (g) Registration Expenses: As defined in Section 5 hereof.

     (h) Registration Statement: The registration statement of the Company under the Securities Act and the related Prospectus and, if necessary, the preliminary prospectus and (final) prospectus required under the securities legislation of the applicable Canadian provinces that covers the Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements thereto (including post-effective amendments), all exhibits and all material incorporated by reference or deemed to be incorporated by reference therein.

     (i) Rule 144: Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     (j) SEC: The Securities and Exchange Commission.

     (k) Securities Act: The Securities Act of 1933, as amended.

     (l) Underwritten registration or underwritten offering: A distribution registered pursuant to the Securities Act in which securities of the Company are sold to an underwriter for reoffering to the public.

     2. Number of Registrable Securities. Whenever a number or percentage of Registrable Securities is to be determined hereunder, each then-outstanding other equity security that is exercisable to purchase, convertible into, or exchangeable for shares of Common Stock of the Company will be deemed to be equal to the number of shares of Common Stock for which such other equity security (or the security into which such other equity security is then convertible) is then so purchasable, convertible, exchangeable or exercisable.

     3. Registration by the Company.

     (a) Filing and Effectiveness. The Company will file a Registration Statement with the SEC (and if required, the Canadian securities regulatory authorities in the applicable Canadian province) registering all of the Registrable Securities under and in accordance with the provisions of the Securities Act (and any requisite Canadian provincial securities legislation) upon the earlier to occur of (i) 30 calendar days after discussions relating to a potential acquisition of the Company have terminated or (ii) 120 calendar days following the date hereof, and will use reasonable commercial efforts

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to cause the Registration Statement to be declared effective by the SEC, or receipts to be issued by applicable Canadian provincial securities regulatory authorities, as the case may be, as soon as practicable thereafter, and in any event, within 60 calendar days, of the date of filing such Registration Statement (the "Outside Effectiveness Date"). In the event that the SEC does not declare the Registration Statement effective by the Outside Effectiveness Date, the Company will pay to Stockholder monthly liquidated damages until the SEC declares the Registration Statement effective. At the end of the first month following the Outside Effectiveness Date, liquidated damages will equal 1% of the aggregate amount invested by Stockholder in the Registrable Securities. Thereafter, the amount of such monthly liquidated damages will increase one half percent per month to a maximum of 2% of the aggregate amount invested by Stockholder in the Registrable Securities. The Company shall pay in cash in immediately available funds such liquidated damages to Stockholder by the fifth business day of the month following the month (or a portion thereof) in which such damages were incurred.

     The Company will keep the Registration Statement filed in respect of the Registrable Securities effective for a period ending on the earlier of the second anniversary of the date hereof or such shorter period that will terminate when all Registrable Securities have been sold pursuant to such Registration Statement. Stockholder will be permitted to withdraw Registrable Securities from the Registration Statement at any time prior to the effective date of such registration.

     (b) Registration of Securities other than Registrable Securities. Without the written consent of the Stockholder, the Company will not grant to any person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject to the prior rights of Stockholder set forth herein, and, if exercised, would not otherwise conflict or be inconsistent with the provisions of, this Agreement.

     4. Registration Procedures. In connection with the Company's registration obligations pursuant to Section 3 hereof, the Company will effect the registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

     (a) Prepare and file with the SEC and, if necessary, the applicable Canadian provincial securities regulatory authorities a Registration Statement or Registration Statements on Form S-3 (or another form if Form S-3 is not available), with such supplemental Canadian disclosure as may be required, under the Securities Act or applicable Canadian provincial securities legislation, as the case may be, for the sale of the Registrable Securities by Stockholder (including, without limitation, distributions in connection with transactions with broker-dealers or others for the purpose of hedging Registrable Securities, involving possible sales, short sales, options, pledges or other transactions which may require delivery and sale to broker-dealers or others of Registrable Securities), and cause the Registration Statement to become effective and remain effective as provided herein; provided, however, that before filing the

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Registration Statement or Prospectus or any amendments or supplements thereto
(including documents that would be incorporated or deemed to be incorporated therein by reference) the Company will furnish to Stockholder, its counsel and such underwriters, copies of all such documents proposed to be filed, which documents will be subject to the review of Stockholder, its counsel and such underwriters. Notwithstanding Section 3(a), the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents which, upon filing, would be incorporated or deemed to be incorporated by reference therein) to which Stockholder, its counsel or the managing underwriter, if any, shall reasonably object on a timely basis.

     (b) Prepare and file with the SEC and applicable Canadian provincial securities regulatory authorities such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 3; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act and applicable Canadian provincial securities legislation with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by Stockholder set forth in the Registration Statement as so amended or to such Prospectus as so supplemented.

     (c) Notify Stockholder, its counsel and the managing underwriters, if any, promptly, and (if requested by any such person) confirm such notice in writing,
(i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal, state or foreign governmental authority for amendments or supplements to the Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal, state or foreign governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company contained in any agreement contemplated by Section 4(m) hereof (including any underwriting agreement) cease to be true and correct,
(v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the occurrence of any event which makes any statement made in the Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or is necessary to make the statements therein, in light of the

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circumstances under which they were made, not misleading, and (vii) of the
Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate.

     (d) Use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

     (e) If requested by the managing underwriters, if any, or Stockholder, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and Stockholder agree should be included therein as may be required by applicable law and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company will not be required to take any actions under this Section 4(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law.

     (f) Furnish to Stockholder, its counsel and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement and any post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed incorporated therein by reference and all exhibits, unless requested in writing by Stockholder, its counsel or such managing underwriter).

     (g) Deliver to Stockholder, its counsel and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses relating to the Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request; and the Company hereby consents to the use of such Prospectus or each amendment or supplement thereto by Stockholder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto.

     (h) Prior to any public offering of Registrable Securities, to register or qualify or cooperate with Stockholder, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws (or their Canadian equivalents) of such jurisdictions within the United States and Canada as Stockholder or underwriter reasonably requests in writing to the extent such registration or qualification would be required taking into account Canadian or U.S. federal securities laws; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdiction of the Registrable Securities covered by the Registration Statement; provided, however that the Company will not be

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required to (i) qualify generally to do business in any jurisdiction in which it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction in which it is not then so subject.

     (i) Cooperate with Stockholder and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates will not bear any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, shall request at least two business days prior to any sale of Registrable Securities to the underwriters.

     (j) Use reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States and Canada except as may be required solely as a consequence of the nature of Stockholder's business, in which case the Company will cooperate in all reasonable respects with the filing of the Registration Statement and the granting of such approvals as may be necessary to enable Stockholder or the underwriters, if any, to consummate the disposition of the Registrable Securities.

     (k) Upon the occurrence of any event contemplated by Section 4(c)(vi) or 4(c)(vii) hereof, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to Stockholder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (l) Use its best efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are listed on the date hereof.

     (m) In the event of an underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions in connection therewith (including those reasonably requested by Stockholder or those reasonably requested by the managing underwriters) in order to expedite or facilitate the disposition of the Registrable Securities and in such connection,
(i) make such representations and warranties to the underwriters, if any, with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and Stockholder) addressed to Stockholder and each of the underwriters, if any, covering

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the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by Stockholder and underwriters, including without limitation the matters referred to in Section 4(m)(i) hereof; (iii) use its best efforts to obtain "comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to Stockholder and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters in connection with underwritten offerings; and (iv) deliver such documents and certificates as may be requested by Stockholder, its counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or similar agreement entered into by the Company. The foregoing actions will be taken in connection with each closing under such underwriting or similar agreement as and to the extent required thereunder.

     (n) Make available for inspection by a representative of Stockholder, any underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by Stockholder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with the Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential at the time of delivery of such records, information or documents will be kept confidential by such persons unless (i) such records, information or documents are in the public domain or otherwise publicly available, (ii) disclosure of such records, information or documents is required by court or administrative order or is necessary to respond to inquires of regulatory authorities, or (iii) disclosure of such records, information or documents, in the opinion of counsel to such person, is otherwise required by law (including, without limitation, pursuant to the requirements of the Securities Act or its Canadian equivalent if applicable).

     (o) Comply with all applicable rules and regulations of the SEC and Canadian provincial securities legislation and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act or its Canadian provincial equivalents if applicable) no later than 45 calendar days after the end of any 12-month period (or 90 calendar days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering, and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company, after the effective date of the Registration Statement, which statements shall cover said 12-month period.

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     (p) Cooperate with any reasonable request by Stockholder, including by ensuring participation by the executive management of the Company in road shows, so long as such participation does not materially interfere with the operation of the Company's business.

         The Company may require Stockholder to furnish to the Company such information regarding the distribution of the Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request.

         Stockholder will be deemed to have agreed by virtue of its acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 4(c)(ii), 4(c)(iii), 4(c)(v), 4(c)(vi) or 4(c)(vii) hereof, Stockholder will forthwith discontinue disposition of the Registrable Securities covered by the Registration Statement or Prospectus (a "Black-Out") until Stockholder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(k) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. In the event the Company shall give any such notice, the time period prescribed in Section 3(a) hereof will be extended by the number of days during the time period from and including the date of the giving of such notice to and including the date when Stockholder shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 4(k) hereof or (y) the Advice.

     5. Registration Expenses. All Registration Expenses will be borne by the Company whether or not the Registration Statement becomes effective. "Registration Expenses" will mean all fees and expenses incident to the performance of or compliance with this Agreement by the Company, including, without limitation, (i) all registration and filing fees (including without limitation fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. (or its Canadian equivalent, if necessary) and (y) of compliance with securities or "blue sky" laws (including without limitation fees and disbursements of counsel for the underwriters or Stockholder in connection with "blue sky" qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriters, if any, or Stockholder may designate)), (ii) printing expenses (including without limitation expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by Stockholder included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and Stockholder, (v) fees and disbursements of all independent certified public accountants referred to in Section 4(m)(iii) hereof (including the expenses of any special audit and "comfort" letters required by or incident to such performance), (vi) fees and expenses of any "qualified

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independent underwriter" or other independent appraiser participating in an offering pursuant to Section 3 of Schedule E to the By-laws of the National Association of Securities Dealers, Inc. (or its Canadian equivalent, if applicable), (vii) Securities Act (or its Canadian equivalent, if applicable) liability insurance if the Company so desires such insurance, (viii) all fees and expenses in listing the Registrable Securities pursuant to Section 4(e), and
(ix) fees and expenses of all other persons retained by the Company, provided, however, that Registration Expenses will not include underwriting discounts and commissions relating to the offer and sale of Registrable Securities, all of which shall be borne by Stockholder. In addition, the Company will pay its internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed as of the date hereof and the fees and expenses of any person, including special experts, retained by the Company.

     6. Indemnification.

     (a) Indemnification by the Company. The Company will, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, Stockholder, its officers, directors and agents and employees, each person who controls Stockholder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of any such controlling person, from and against all losses, claims, damages, liabilities, costs (including without limitation the reasonable costs of investigation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus or form of Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based solely upon information furnished in writing to the Company by Stockholder or any underwriter expressly for use therein; provided, however, that the Company will not be liable to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if either (A) (i) Stockholder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by Stockholder of a Registrable Security to the person asserting the claim from which such Losses arise and (ii) the Prospectus would have corrected in all material respects such untrue statement or alleged untrue statement or such omission or alleged omission; or (B) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in all material respects in an amendment or supplement to the Prospectus previously furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, and Stockholder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the person asserting the claim from which such Losses arise.

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         The rights of Stockholder hereunder will not be exclusive of the rights of any holder of Registrable Securities under any other agreement or instrument of any holder of Registrable Securities to which the Company is a party. Nothing in such other agreement or instrument will be interpreted as limiting or otherwise adversely affecting Stockholder hereunder and nothing in this Agreement will be interpreted as limiting or otherwise adversely affecting Stockholder's rights under any such other agreement or instrument, provided, however, that no Indemnified Party will be entitled hereunder to recover more than its indemnified Losses.

     (b) Indemnification by Stockholder. In connection with the Registration Statement Stockholder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with the Registration Statement or Prospectus and will indemnify, to the fullest extent permitted by law, the Company, its directors and officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, from and against all Losses arising out of or based upon (i) any disposition of Registrable Securities after receiving notice of a Black-Out and prior to receiving Advice under Section 5 that use of the Prospectus may be resumed or (ii) any untrue statement of a material fact contained in the Registration Statement, Prospectus or preliminary prospectus or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is finally judicially determined by a court to have been contained in any information so furnished in writing by Stockholder to the Company expressly for use in such Registration Statement or Prospectus and was relied upon by the Company in the preparation of the Registration Statement, Prospectus or preliminary prospectus. In no event will the liability of Stockholder hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses and underwriter's discounts and commissions) received by Stockholder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

     (c) Conduct of Indemnification Proceedings. If any person shall become entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the "Indemnifying Party") of any claim or of the commencement of any action or proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been prejudiced materially by such failure. All reasonable fees and expenses (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) will be paid to the Indemnified Party, as incurred, within five calendar days of written notice thereof to the Indemnifying Party upon receipt of an undertaking to repay such amount if it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder. The Indemnifying Party will not consent to entry of any judgment or enter into any settlement or otherwise seek to terminate any action or proceeding in which

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any Indemnified Party is or could be a party and as to which indemnification or contribution could be sought by such Indemnified Party under this Section 6, unless such judgment, settlement or other termination includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

     (d) Contribution. If the indemnification provided for in this Section 6 is unavailable to an Indemnified Party under Section 6(a) or 6(b) hereof in respect of any Losses or is insufficient to hold such Indemnified Party harmless, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, will, jointly and severally, contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or Indemnifying Parties, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party or Indemnifying Parties, on the one hand, and such Indemnified Party, on the other hand, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses will be deemed to include any reasonable legal or other fees or expenses incurred by such party in connection with any action or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provision of this Section 6(d), an Indemnifying Party that is a selling holder of Registrable Securities will not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Indemnifying Party and distributed to the public (net of any related expenses) exceeds the amount of any damages which such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         The indemnity, contribution and expense reimbursement obligations of the Company hereunder will be in addition to any liability the Company may otherwise have hereunder, under the Loan Agreement, the Warrant or otherwise. The provisions of this Section 6 will survive any termination of this Agreement.

     7. Rules 144 and 144A. The Company will use reasonable commercial efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner, and will cooperate with Stockholder (including without limitation by making such representations as any such holder may reasonably request), all to the extent required from time to time to enable Stockholder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by Rules 144 and 144A (including, without limitation, the requirements of Rule 144A(d)(4)). Upon the request of Stockholder, the Company will deliver to Stockholder a written statement as to whether it has complied with such filing requirements.

     8. Underwritten Registrations. If any of the Registrable Securities covered by the Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by Stockholder; provided that such investment banker or manager shall be reasonably satisfactory to the Company.

     9. Miscellaneous.

     (a) Remedies. In the event of a breach by the Company of its obligations under this Agreement, Stockholder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it will waive the defense that a remedy at law would be adequate.

     (b) No Inconsistent Agreements. The Company has not, as of the date hereof, and will not, on or after the date hereof, enter into any agreement with respect to its securities which conflicts with the rights granted to Stockholder in this Agreement or otherwise conflicts with the provisions hereof. This Agreement will be deemed to be an independent agreement and no limitation or restriction contained in this Agreement will be deemed to conflict with, limit or restrict the rights of Stockholder under this Agreement.

     (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Stockholder.

     (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and will be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by fax, or (iii) one business day after being deposited with a reputable next-day courier, postage prepaid, to the parties as follows:

          (x) if to the Company, in accordance with Section 8.7 of the Loan Agreement, or at such other address, notice of which is given to Stockholder in accordance with the provisions of this Section 9(d);

          (y) if to the Stockholder, in accordance with Section 8.7 of the Loan Agreement, or at such other address, notice of which is given to the Company in accordance with the provisions of Section 9(d).

     (e) Owner of Registrable Securities. The Company will maintain, or will cause its registrar and transfer agent to maintain, a stock book with respect to the Series A Preferred and the Common Stock, in which all transfers of Registrable Securities of which the Company has received notice will be recorded. The Company may deem and treat the person in whose name Registrable Securities are registered in the stock book of the Company as the owner thereof for all purposes, including without limitation the giving of notices under this Agreement.

     (f) Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. The Company may not assign its rights or obligations hereunder without the prior written consent of Stockholder. Stockholder may assign the rights and obligations under this Agreement to any subsequent holder of the Registrable Securities. Notwithstanding the foregoing, no transferee will have any of the rights granted under this Agreement (i) until such transferee shall have acknowledged its rights and obligations hereunder by a signed written statement of such transferee's acceptance of such rights and obligations or (ii) if the transferor notifies the Company in writing on or prior to such transfer that the transferee shall not have such rights.

     (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same instrument.

     (h) Headings. The headings in this Agreement are for convenience of reference only and will not limit or otherwise affect the meaning hereof.

     (i) Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

     (j) Jurisdiction; Consent to Service of Process.

          (A) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York state court located in the Borough of Manhattan, City of New York or the United States District Court for the Southern District of New York (each, a "New York Court"), and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in the New York Court.

          (B) It will be a condition precedent to each party's right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in the New York Court (unless such suit, action or proceeding is brought solely to obtain discovery or to enforce a judgment), and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction; provided that the foregoing will not apply to any suit, action or proceeding by a party seeking indemnification or contribution pursuant to this Agreement or otherwise in respect of a suit, action or proceeding against such party by a thirty party if such suit, action or proceeding by such party seeking indemnification or contribution is brought in the same court as the suit, action or proceeding against such party.

          (C) No party may move to (i) transfer any such suit, action or proceeding from the New York Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in a New York Court with a suit, action or proceeding in another jurisdiction, or (iii) dismiss any such suit, action or proceeding brought in a New York Court for the purpose of bringing the same in another jurisdiction.

          (D) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in a New York Court, (ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by law.

     (k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein will remain in full force and effect and will in no way be affected, impaired or invalidated, and the parties hereto will use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

     (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings among the parties with respect to such registration rights.

     (m) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, will be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

                            [Signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       GLOBAL ELECTION SYSTEMS INC.


                                       By: /s/ LARRY ENSMINGER
                                           -------------------------------------
                                           Name:  Larry Ensminger
                                           Title:  Secretary and Vice President-
                                                     Acquisitions and Mergers

                                       DIEBOLD, INCORPORATED


                                       By: /s/ GREGORY T. GESWEIN
                                           -------------------------------------
                                           Name:  Gregory T. Geswein
                                           Title:  Senior Vice President and
                                                     Chief Financial Officer



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